Exhibit 2

Form of Global Note for VelocitySharesTM 1X Daily Inverse VSTOXX Futures ETN linked to the VSTOXX Short-Term Futures Inverse Investable Index due May 3, 2047

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO UBS AG, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY PURCHASING THIS SECURITY, THE HOLDER AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED IN SECTION 8 ON THE FACE OF THIS SECURITY.

THE PERSON MAKING THE DECISION TO ACQUIRE THIS SECURITY SHALL BE DEEMED, ON BEHALF OF ITSELF AND THE HOLDER, BY ACQUIRING AND HOLDING THIS SECURITY OR EXERCISING ANY RIGHTS RELATED THERETO, TO REPRESENT THAT:

(i) THE FUNDS THAT THE HOLDER IS USING TO ACQUIRE THIS SECURITY ARE NOT THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), A GOVERNMENTAL PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR OTHERWISE; OR

(ii)(A) THE HOLDER WILL RECEIVE NO LESS AND PAY NO MORE THAN “ADEQUATE CONSIDERATION” (WITHIN THE MEANING OF SECTION 408(B)(17) OF ERISA AND SECTION 4975(F)(10) OF THE CODE) IN CONNECTION WITH THE PURCHASE AND HOLDING OF THIS SECURITY; (B) NONE OF THE PURCHASE, HOLDING OR DISPOSITION OF THIS SECURITY OR THE EXERCISE OF ANY RIGHTS RELATED TO THE SECURITY WILL RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE (OR WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION); AND (C) NEITHER UBS AG NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR, WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH SUCH PERSON’S ACQUISITION, DISPOSITION OR HOLDING OF THIS SECURITY, OR AS A RESULT OF ANY EXERCISE BY UBS AG OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THE SECURITY, AND NO ADVICE PROVIDED BY UBS AG OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF SUCH PURCHASER OR HOLDER IN CONNECTION WITH THIS SECURITY AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THIS SECURITY.

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CUSIP No. 90274E 810

ISIN: US90274E8104

UBS AG

MEDIUM-TERM NOTES, SERIES B

$● Velocity Shares™ 1X Daily Inverse VSTOXX Futures ETN linked to the VSTOXX Short-Term Futures Inverse Investable Index due May 3, 2047

The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

Stated Principal Amount: $● equal to ● Securities at $25.00 per Security

Index: VSTOXX Short-Term Futures Inverse Investable Index

Initial Trade Date: May 2, 2017

Initial Settlement Date: May 5, 2017

Interest Rate: The principal of this Security shall not bear interest.

Denomination: $25.00 per Security

Payment at Maturity: For each Security, unless earlier called, accelerated or redeemed, the Holder will receive on the Maturity Date a cash payment equal to the Closing Indicative Value as of the Final Valuation Date (the “Cash Settlement Amount”). If the amount so calculated is less than or equal to zero, the payment at maturity will be zero.

Call Right: UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the “Company”) may, on or after May 9, 2018 subject to the procedural requirements provided under Section 6 hereof, elect to redeem these Securities, as a whole and not in part, upon not less than ten calendar days’ notice (which may be provided via press release) prior to the relevant Call Settlement Date, for a cash payment per Security equal to the Closing Indicative Value as of the applicable Valuation Date (the “Call Settlement Amount”) payable to the Holder on the relevant Call Settlement Date.

Early Redemption: The Holder may, subject to the procedural requirements provided under Section 5 hereof, elect to require the Company to redeem the Holder’s Securities, in whole or in part, prior to the Maturity Date on any Trading Day commencing on May 9, 2017 through and including April 26, 2047.

If the Holder requires the Company to redeem the Holder’s Securities on any Redemption Date, the Holder upon early redemption will receive per Security a cash payment on the relevant Redemption Date equal to the Closing Indicative Value as of the applicable Valuation Date, minus the Redemption Fee Amount as of the applicable Valuation Date (the “Redemption Amount”). If the amount so calculated is less than or equal to zero, the payment upon early redemption will be zero.

The Company reserves the right from time to time to waive the Redemption Fee Amount in its sole discretion. The Company shall not be required to redeem fewer than 50,000 Securities at one time, provided that the Company reserves the right from time to time to waive this minimum redemption amount in its sole discretion.

Acceleration Upon Occurrence of a Stop Loss Termination Event; Stop Loss Redemption Value: If, at any time, the “intraday indicative value of the Securities” (as defined herein) on any Trading Day is equal to or less than 25.0% of the Closing Indicative Value of the Securities at the end of the prior

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Exchange Business Day (such event a “Stop Loss Termination Event” and the day on which such event occurs, a “Stop Loss Termination Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by the Company for a cash payment equal to the Stop Loss Redemption Value.

The “Stop Loss Redemption Value” will be determined by UBS Securities LLC as Security Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday indicative value of the Index that are available as soon as reasonably practicable after the time that an investor could reasonably be expected to unwind an investment in the first and second month VSTOXX futures hypothetically required to replicate the performance of the Index following the occurrence of a Stop Loss Termination Event, based on such factors as liquidity, market availability and practical time constraints. UBS Securities LLC, as Security Calculation Agent, will calculate, in its sole discretion, the Stop Loss Redemption Value as:

(Closing Indicative Value on the previous calendar day × Daily Intraday Index Performance as soon as reasonably practicable following the Stop Loss Termination Event) – Daily Investor Fee on the Stop Loss Termination Date.

The Stop Loss Redemption Value (a) is not expected to be greater than 25.0% of the Closing Indicative Value at the end of the prior Exchange Business Day and (b) shall not be less than $0 per Security.

If a Stop Loss Termination Event occurs, Holders will receive on the Stop Loss Redemption Date only the Stop Loss Redemption Value in respect of their investment in the Securities. If the Stop Loss Redemption Value so calculated is equal to or less than zero, the payment upon acceleration will be zero. The “Stop Loss Redemption Date” will be the fifth Business Day following the Stop Loss Termination Date; provided that if the calculation of the Stop Loss Redemption Value is postponed as a result of a Market Disruption Event, the Stop Loss Redemption Date will be the fifth Business Day after the Stop Loss Redemption Value is calculated.

Security Calculation Agents: UBS Securities LLC and Janus Index and Calculation Services LLC (“Janus Index”).

Defeasance: Neither full defeasance nor covenant defeasance applies to this Security.

Listing: the BATS BZX Exchange (“BATS”).

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STOXX Limited (“STOXX”), Deutsche Börse Group and their licensors, research partners or data providers have no relationship to the Company, other than the licensing of the VSTOXX Short-Term Futures Inverse Investible Index and the related trademarks for use in connection with the VelocityShares™ 1X Daily Inverse VSTOXX Futures ETN.

STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:

•	sponsor, endorse, sell or promote the Securities.

•	recommend that any person invest in the Securities or any other securities.

•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Securities.

•	have any responsibility or liability for the administration, management or marketing of the Securities.

•	consider the needs of the Securities or the owners of the Securities in determining, composing or calculating the Index or have any obligation to do so.

STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the Securities or their performance.

STOXX does not assume any contractual relationship with the purchasers of the Securities or any other third parties.

Specifically,

•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, express or implied, and exclude any liability about:

•	The results to be obtained by the Securities, the owner of the Securities or any other person in connection with the use of the Index and the data included in the Index;

•	The accuracy, timeliness, and completeness of the Index and its data;

•	The merchantability and the fitness for a particular purpose or use of the Index and its data;

•	The performance of the Securities generally.

•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the Index or its data;

•	Under no circumstances will STOXX, Deutsche Börse Group or their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the Index or its data or generally in relation to the Securities, even in circumstances where STOXX, Deutsche Börse Group or their licensors, research partners or data providers are aware that such loss or damage may occur.

The licensing Agreement between the Company and STOXX is solely for their benefit and not for the benefit of the owners of the Securities or any other third parties.

ALTHOUGH JANUS INDEX & CALCULATION SERVICES LLC SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN CALCULATIONS RELATED TO THE SECURITIES AND/OR THE INDEX FROM SOURCES WHICH JANUS INDEX & CALCULATION SERVICES LLC CONSIDERS RELIABLE, NEITHER JANUS INDEX & CALCULATION SERVICES LLC NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE SECURITIES. NEITHER JANUS INDEX & CALCULATION SERVICES LLC NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, THE COMPANY’S CUSTOMERS

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AND COUNTERPARTIES, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE SECURITIES IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER JANUS INDEX & CALCULATION SERVICES LLC NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND JANUS INDEX & CALCULATION SERVICES LLC HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE SECURITIES. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL JANUS INDEX & CALCULATION SERVICES LLC OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NEITHER JANUS INDEX & CALCULATION SERVICES LLC AND ITS AFFILIATES (TOGETHER, “JANUS”) NOR ANY OTHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE SECURITIES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN THE SECURITIES GENERALLY OR THE SIMILARITIES OR VARIATIONS BETWEEN THE PERFORMANCE OF THE SECURITIES OR THE INDEX AND THE PERFORMANCE OF THE UNDERLYING SECURITIES OR FINANCIAL INSTRUMENTS. JANUS IS THE LICENSOR OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES OF VELOCITYSHARES. NEITHER JANUS NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE SECURITIES. JANUS DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

THE SECURITIES ARE NOT SPONSORED, ENDORSED OR SOLD BY JANUS INDEX & CALCULATION SERVICES LLC OR ITS AFFILIATES NOR DOES JANUS INDEX & CALCULATION SERVICES LLC MAKE ANY REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN ANY OF THE SECURITIES.

“VelocityShares”, the “V logo” and the “V VelocityShares logo” are service marks of Janus Index & Calculation Services LLC and are used herein under license.

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OTHER TERMS:

All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

“Call Settlement Date” means, with respect to the exercise by the Company of its Call Right, any Trading Day on or after May 9, 2018 through and including the Maturity Date, subject to adjustment as provided under Section 3 hereof.

“Closing Indicative Value” means an amount per Security equal to (i) on the Initial Trade Date, $25.00; (ii) for each subsequent calendar day:

(Closing Indicative Value on the previous calendar day × Daily Index Performance) – Daily Investor Fee

“Daily Accrual” represents the rate of interest that could be earned or is payable on a notional capital reinvestment at the generic three-month USD adjusted German Bund Bill rate as reported on Bloomberg under the ticker: SOL3MBRU (or any successor ticker on Bloomberg or any successor service). The Daily Accrual on any Exchange Business Day will equal where Bbillst-1 is the generic three-month USD adjusted German Bund Bill rate reported on Bloomberg (or any successor service) on the prior Exchange Business Day and d is the number of calendar days from and including the immediately prior Exchange Business Day to but excluding the date of determination. The Daily Accrual is deemed to equal zero on any day that is not an Exchange Business Day.

As of May 2, 2017, the German Bund Bill rate is negative and therefore the Daily Accrual equals a negative amount. At any time the Daily Accrual equals a negative amount, the Daily Index Performance will be adversely affected by the Daily Accrual and the Daily Accrual will therefore adversely affect the value of the Securities.

“Daily Index Performance” means, on any Exchange Business Day, an amount equal to (i)(a) the Index Closing Level on such Exchange Business Day divided by (b) the Index Closing Level on the immediately preceding Exchange Business Day plus (ii) the Daily Accrual. The Daily Index Performance will equal one on any calendar day that is not an Exchange Business Day but which is an Index Business Day. The Daily Index Performance will equal one on any calendar day that is neither an Index Business Day nor an Exchange Business Day. On any Exchange Business Day for which the Index does not publish an Index Closing Level, the Index Closing Level will be the most recently published Index Closing Level, subject to adjustment in the case of a Market Disruption Event.

“Daily Intraday Index Performance” means, at any time, an amount equal to (i)(a) the level of the Index at such time divided by (b) the Index Closing Level on the immediately preceding Exchange Business Day plus (ii) the Daily Accrual. The Daily Intraday Index Performance will equal one on any calendar day that is not an Exchange Business Day but which is an Index Business Day. The Daily Intraday Index Performance will equal one

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on any calendar day that is neither an Index Business Day nor an Exchange Business Day. On any Exchange Business Day for which the Index does not publish an Index Closing Level, the Index Closing Level will be the most recently published Index Closing Level, subject to adjustment in the case of a Market Disruption Event.

“Daily Investor Fee” means a fee that will be subtracted from the Closing Indicative Value of the Securities on each calendar day. On the Initial Trade Date, the Daily Investor Fee is equal to zero. On each subsequent calendar day, the Daily Investor Fee equals the product of (i) 1.35% divided by 365 times (ii) the Closing Indicative Value on the previous calendar day. For the purpose of calculating the Daily Investor Fee, if such previous calendar day was not an Exchange Business Day, the Closing Indicative Value will be calculated based on the Closing Indicative Value on the immediately preceding Exchange Business Day.

“Default Amount” means, on any day, an amount in U.S. dollars, as determined by UBS Securities LLC, as Security Calculation Agent, in its sole discretion, equal to the cost of having a Qualified Financial Institution, of the kind and selected as provided below, expressly assume all our payment and other obligations with respect to this Security as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security. Such cost will equal (i) the lowest amount that a Qualified Financial Institution would charge to effect such assumption or undertaking, plus (ii) the reasonable expenses, including reasonable attorneys’ fees, incurred by the Holder of this Security in preparing any documentation necessary for such assumption or undertaking. During the Default Quotation Period, each Holder of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption or undertaking. If the Company or any Holder obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation obtained, and as to which notice is so given, during the Default Quotation Period; provided that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption or undertaking by the Qualified Financial Institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount.

The “Default Quotation Period” shall be the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due date, unless (i) no such quotation is obtained, or (ii) every such quotation so obtained is objected to within five Business Days after such due date as provided above. If either of these two events occurs, the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as provided above, unless such quotation is objected to as provided above within five Business Days after such first Business Day, in which case, the Default Quotation Period will continue as provided in the prior sentence and this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Final Valuation Date, then the Default Amount will equal the Stated Principal Amount.

The “Eurex Exchange” means the Eurex Frankfurt AG Futures Exchange (referred to as “Eurex Deutschland”) and the Eurex Zürich AG Futures Exchange (referred to as “Eurex Zürich”).

“Exchange Business Day” means any day on which the primary exchange for trading in the Securities is open for trading in the Securities.

The “Final Valuation Date” will be the Trading Day that falls on April 30, 2047, subject to adjustment as provided in Section 3 hereof.

A “Force Majeure Event” includes any event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that the Security Calculation Agents determine to be beyond their reasonable control and materially affects the Index, the EURO STOXX 50® Index or the VSTOXX (or the relevant Successor Index) or any futures contract underlying the Index (or the relevant Successor Index).

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“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

“Index Closing Level” means the closing level of the Index as reported on Bloomberg L.P. (or any successor service).

“Index Contracts” mean the futures contracts underlying the Index.

“Index Sponsor” means STOXX Limited (“STOXX”).

“intraday indicative value of the Index” means the intraday indicative value of the Index, as published every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “VST1MISL”.

“intraday indicative value of the Securities” means, at a given time on any Exchange Business Day, a value of the Securities that is calculated by Janus Index and published to Bloomberg L.P. (based in part on information provided by BATS) or a successor via the facilities of the Consolidated Tape Association under the symbol “EXIVIV” and calculated in accordance with the following equation:

(Closing Indicative Value of the Security on the previous calendar day × Daily Intraday Index Performance) - Daily Investor Fee for such calendar day.

“Market Disruption Event” will be any event that, in the determination of the Security Calculation Agents in their sole discretion, could materially interfere with our, our affiliates, third parties with whom we transact, or similarly situated third parties’ ability to establish, maintain or unwind all or a material portion of a hedge that could be effected with respect to the Securities, including, but not limited to:

(a) the Index Sponsor does not publish the level of the Index on any Index Business Day;

(b) a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the EURO STOXX 50® Index on the Relevant Exchanges (as defined below) for such securities for more than two hours of trading (one hour on any day that is an “index roll date” for purposes of calculating the VSTOXX or the relevant Successor Index) during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchange;

(c) a breakdown or failure in the price and trade reporting systems of any Relevant Exchange for the EURO STOXX 50® Index as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of the EURO STOXX 50® Index are materially inaccurate (i) during the one hour preceding the close of the principal trading session on such Relevant Exchange or (ii) during any one hour period of trading on such Relevant Exchange on any day that is an “index roll date” for purpose of calculating the VSTOXX or the relevant Successor Index;

(d) a suspension, absence or material limitation of trading on any Relevant Exchange for futures contracts, options or other products on the VSTOXX (or any relevant Successor Index) traded on such Relevant Exchange for more than two hours of trading (one hour on any day that is an “index roll date” for purposes of calculating the VSTOXX or the relevant Successor Index) during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchange;

(e) a breakdown or failure in the price and trade reporting systems of any Relevant Exchange for futures contracts on the VSTOXX (or the relevant Successor Index) as a result of which the reported trading prices for futures on the VSTOXX (or futures on the relevant Successor Index) during the one hour period preceding, and including, the scheduled time at which the value of the VSTOXX is calculated for purposes of the Index (or the relevant Successor Index) are materially inaccurate;

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(f) a suspension, absence or material limitation of trading on any Relevant Exchange for the Index (or any relevant Successor Index) for more than two hours of trading (one hour on any day that is an “index roll date” for purposes of calculating the Index or the relevant Successor Index) during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchange;

(g) a breakdown or failure in the price and trade reporting systems of any Relevant Exchange for the Index (or the relevant Successor Index) as a result of which the reported trading prices for the relevant futures contracts on the VSTOXX (or futures on the relevant successor indices) during the one hour period preceding, and including, the scheduled time at which the value of the futures contracts on the VSTOXX is calculated for purposes of the Index (or the relevant Successor Index) are materially inaccurate;

(h) a decision to permanently discontinue trading in futures on the VSTOXX (or futures on the relevant Successor Index);

(i) on any Index Business Day, the occurrence or existence of a lack of, or a material decline in, the liquidity in the market for trading in any futures contract included in the Index or any other index;

(j) any event or any condition (including without limitation any event or condition that occurs as a result of the enactment, promulgation, execution, ratification, interpretation or application of, or any change in or amendment to, any law, rule or regulation by an applicable governmental authority) that results in an illiquid market for trading in any futures contract underlying the Index; and

(k) a declaration or continuance of a general moratorium in respect of banking activities in any relevant city.

For purposes of determining whether a Market Disruption Event has occurred:

(A) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of any Relevant Exchange for the EURO STOXX 50® Index or the VSTOXX (or the relevant Successor Index);

(B) limitations pursuant to the rules of any Relevant Exchange similar to BATS Rule 20.3 (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to BATS Rule 20.3 as determined by the Index Sponsor) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(C) a suspension of trading in an option or a futures contract on the VSTOXX (or futures contract on the relevant Successor Index) by the Relevant Exchange for the VSTOXX (or the relevant Successor Index) by reason of (i) a price change exceeding limits set by such Relevant Exchange, (ii) an imbalance of orders relating to such option or futures contract, as applicable, or (iii) a disparity in bid and ask quotes relating to such option or futures contract, as applicable, will, in each such case, constitute a suspension, absence or material limitation of trading on such Relevant Exchange; and

(D) a “suspension, absence or material limitation of trading” on any Relevant Exchange will not include any time when such Relevant Exchange is itself closed for trading under ordinary circumstances.

“Maturity Date” means May 3, 2047, unless that day is not a Business Day, in which case the Maturity Date will be the next following Business Day, subject to adjustments as provided under Section 3 hereof.

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“Primary Exchange” means, with respect to each of the Index Contracts, the exchange where the Index Contracts are listed.

“Qualified Financial Institution” means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either: (i) A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or (ii) P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

“record date” means with respect to any split or reverse split, the fifteenth calendar day after the announcement date, provided that if such calendar day is not a Business Day, the record date for such split or reverse split will be the first Business Day following such calendar day.

“Redemption Date” means the third Trading Day following the corresponding Valuation Date (other than the Final Valuation Date), or if such day is not a Trading Day, the next following Trading Day that is also a Business Day, commencing on May 9, 2017; the final Redemption Date will be April 26, 2047.

“Redemption Fee Amount” means, as of any Valuation Date, an amount per Security equal to the product of (i) 0.15% and (ii) the Closing Indicative Value as of such Valuation Date.

“Related Exchange” means, with respect to each of the Index Contracts, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agents) on the overall market for futures or options contracts relating to such Index Contract.

“Relevant Exchange” means, with respect to the EURO STOXX 50® Index, the primary exchange or market of trading for any equity security (or any combination thereof) then included in the EURO STOXX 50® Index or, with respect to the VSTOXX or any relevant Successor Index, the primary exchange or market for options or futures on the VSTOXX (or futures on the relevant Successor Index), as applicable, or, with respect to the Index or any relevant Successor Index, the primary exchange or market for the relevant futures contracts on the VSTOXX (or futures on the relevant Successor Index to the VSTOXX).

“Security Calculation Agent” means UBS Securities LLC or Janus Index, as applicable.

“Security Calculation Agents” means UBS Securities LLC and Janus Index acting jointly.

“Stop Loss Redemption Date” means the fifth Business Day following the Stop Loss Termination Date; provided that if the calculation of the Stop Loss Redemption Value is postponed as a result of a Market Disruption Event, the Stop Loss Redemption Date will be the fifth Business Day after the Stop Loss Redemption Value is calculated.

“Stop Loss Redemption Value” means an amount, to be determined by UBS Securities LLC as Security Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday indicative value of the Index that are available as soon as reasonably practicable after the time that an investor could reasonably be expected to unwind an investment in the first and second month VSTOXX futures hypothetically required to replicate the performance of the Index following the occurrence of a Stop Loss Termination Event, based on such factors such as liquidity, market availability and practical time constraints.

UBS Securities LLC, as Security Calculation Agent, will calculate, in its sole discretion, the Stop Loss Redemption Value of the Securities as:

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(Closing Indicative Value on the previous calendar day × Daily Intraday Index Performance as soon as reasonably practicable following the Stop Loss Termination Event) – Daily Investor Fee on the Stop Loss Termination Date.

The Stop Loss Redemption Value (a) is not expected to be greater than 25.0% of the Closing Indicative Value at the end of the prior Exchange Business Day and (b) shall not be less than $0 per Security.

“Stop Loss Termination Date” means any Trading Day if, at any time on such Trading Day, a Stop Loss Termination Event occurs.

“Stop Loss Termination Event” means when, at any time, the intraday indicative value of the Securities on a Trading Day is equal to or less than 25.0% of the Closing Indicative Value of such Securities at the end of the prior Exchange Business Day.

“Successor Index” means any substitute index approved by the Security Calculation Agents as a Successor Index pursuant to Section 3 hereof.

“Trading Day” means any day (i) on which the value of the Index is published by Bloomberg or Thomson Reuters, (ii) on which trading is generally conducted on the Primary Exchanges on which the Index Contracts are traded, and (iii) which is an Exchange Business Day, in each case as determined by the Security Calculation Agents in their sole discretion. Any Trading Day is also an Exchange Business Day and an Index Business Day.

“Valuation Date” means, (i) with respect to an early redemption, the third Trading Day prior to the related Redemption Date, which day is also the first Trading Day following the date that a redemption notice and redemption confirmation are delivered in compliance with the redemption procedures pursuant to Section 5 hereof, provided, that the Company reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Valuation Date to the date on which the applicable redemption notice and redemption confirmation is received by the Company rather than the following Trading Day, (ii) with respect to the Company’s exercise of its Call Right pursuant to Section 6 hereof, the third Trading Day prior to the Call Settlement Date, (iii) with respect to the Maturity Date, the Final Valuation Date and (iv) with respect to the occurrence of a Stop Loss Termination Event, the Stop Loss Termination Date. Each Valuation Date and the Final Valuation Date are subject to adjustment as provided in Section 3 hereof.

“VSTOXX futures” means futures on the VSTOXX.

“VSTOXX” means the EURO STOXX 50 Volatility Index®.

1. Promise to Pay at Maturity, Upon Early Redemption, Upon Exercise of Call Right, or Upon Occurrence of a Stop Loss Termination Event

The Company, for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for DTC, or registered assigns, the principal sum, calculated as provided under (i) “Early Redemption” and elsewhere on the face of this Security on the applicable Redemption Date, in the case of any Securities in respect of which a Holder exercises such Holder’s right to require the Company to redeem such Holder’s Securities prior to the Maturity Date, (ii) “Call Settlement Amount” and elsewhere on the face of this Security on the Call Settlement Date, in the case of Securities subject to the Company’s exercise of its Call Right, (iii) “Acceleration Upon Occurrence of a Stop Loss Termination Event; Stop Loss Redemption Value” and elsewhere on the face of this Security on the Stop Loss Redemption Date, in the case of Securities subject to the occurrence of a Stop Loss Termination Event, and (iv) “Payment at Maturity” and elsewhere on the face of this Security on the Maturity Date, in the case of all other Securities.

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2. Payment of Interest

The principal of this Security shall not bear interest.

3. Discontinuance or Modification of the Index; Market Disruption Event

If the Index Sponsor discontinues publication of the Index, or if our license agreement with the Index Sponsor terminates, and any other person or entity publishes an index that the Security Calculation Agents determine is comparable to the Index and the Security Calculation Agents in their sole discretion approve the index as a Successor Index, then the Security Calculation Agents will determine the value of the Index on the applicable Valuation Date and the amount payable at maturity or upon call, early redemption or acceleration by reference to such Successor Index.

If our license agreement with the Index Sponsor terminates, or if the publication of the Index is discontinued, and the Security Calculation Agents determine in their sole discretion that no Successor Index comparable to the underlying Index exists, or if the Security Calculation Agents determine that a Market Disruption Event or Force Majeure Event has occurred and is continuing on the date on which the value of the Index is required to be determined, the Security Calculation Agents will determine the amount payable by a computation methodology that the Security Calculation Agents determine will as closely as reasonably possible replicate the Index.

If the Security Calculation Agents determine that the Index or the method of calculating the Index has been changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, or is due to any other reason, then the Security Calculation Agents will be permitted (but not required) to make such adjustments to the Index or method of calculating such Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable at maturity or upon call, early redemption or acceleration is equitable.

All determinations and adjustments to be made by the Security Calculation Agents may be made in the Security Calculation Agents’ sole discretion.

If the Index is not published on a Trading Day, or if a Market Disruption Event or a Force Majeure Event has occurred or is occurring, and such event affects the Index and/or the ability of the Company to hedge the Index on any Index Business Day, Trading Day or Exchange Business Day, the Security Calculation Agents may (but are not required to) make determinations and/or adjustments to the Index or method of calculating the Index. The determination of the value of this Security on a Valuation Date, including the Final Valuation Date, may be postponed if the Security Calculation Agents determine that a Market Disruption Event or Force Majeure Event has occurred or is continuing on such Valuation Date. In that event, the applicable Valuation Date will be the next following Trading Day on which no Market Disruption Event or Force Majeure Event has occurred or is continuing. In no event, however, will a Valuation Date be postponed by more than three Trading Days. If a Valuation Date is postponed until the third Trading Day following the scheduled Valuation Date but a Market Disruption Event or Force Majeure Event occurs or is continuing on such day, that day will nevertheless be the Valuation Date and the Security Calculation Agents will make a good faith estimate in their sole discretion of the value of the Index Closing Level for the Index for such day. All determinations and adjustments to be made by the Security Calculation Agents may be made in the Security Calculation Agents’ sole discretion.

If the Security Calculation Agents determine that a Market Disruption Event or Force Majeure Event occurs or is continuing on April 30, 2047, then the Final Valuation Date will be the first following Trading Day on which the Security Calculation Agents determine that a Market Disruption Event or Force Majeure Event does not occur and is not continuing. In no event will the Final Valuation Date be postponed by more than three Trading Days. If the third Trading Day before May 3, 2047 does not qualify as the Final Valuation Date because the Security Calculation Agents have determined that a Market Disruption Event or Force Majeure Event has occurred or is continuing, then the Maturity Date will be the third Trading Day following the Final Valuation Date.

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4. Payment at Maturity, Upon Early Redemption, on the Call Settlement Date, or Upon the Occurrence of a Stop Loss Termination Event

The payment of this Security that becomes due and payable on the Maturity Date, a Redemption Date, the Call Settlement Date or the Stop Loss Redemption Date, as the case may be, shall be the cash amount that must be paid in respect of this Security as provided herein under “Payment at Maturity,” “Early Redemption,” “Call Settlement Amount,” and “Stop Loss Termination Event” respectively. The payment of this Security that becomes due and payable upon acceleration of the Maturity Date hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the principal referred to in either of the two preceding sentences has been paid as provided herein (or such payment has been made available), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment at maturity or upon early redemption, acceleration or call of this Security on any day shall be deemed to mean the payment of cash that is payable on such day as provided in this Security. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture when the principal of this Security shall be deemed to have been paid in full as provided above.

5. Procedure for Early Redemption

Subject to the minimum redemption amount provided under “Early Redemption,” the Holder may require the Company to redeem the Holder’s Securities, in whole or in part, during the term of the Securities on any Trading Day on or after May 9, 2017 through and including April 26, 2047, provided that such Holder instructs its broker or other person through whom the Securities are held to (i) deliver a redemption notice to Janus Distributors LLC (“Janus Distributors”) via email no later than 4:00 p.m. (New York City time) on the Trading Day immediately preceding the applicable Valuation Date; (ii) deliver the signed redemption confirmation to the Janus Distributors via e-mail in the specified form by 4:00 p.m. (New York City time) on the same day (Janus Distributors must acknowledge receipt in order for the Holder’s confirmation to be effective); (iii) instruct the Holder’s DTC custodian to book a delivery versus payment trade with respect to the Holder’s Securities on the applicable Valuation Date at a price equal to the Redemption Amount; and (iv) cause the Holder’s DTC custodian to deliver the trade as booked for settlement via DTC prior to 10:00 a.m. (New York City time) on the applicable Redemption Date. The Company also reserves the right from time to time to accelerate, in its sole discretion and on a case-by-case basis, the Redemption Valuation Date to the date on which the relevant notice of redemption is received by Janus Distributors rather than the following Trading Day.

6. Call Right

The Securities are subject to redemption by the Company on any Trading Day on or after May 9, 2018 through and including the Maturity Date, as a whole and not in part, at the election of the Company, upon not less than ten (10) calendar days’ notice (which may be provided via press release) prior to the designated Call Settlement Date. If the Company elects to redeem the Securities pursuant to its Call Right, then on the Call Settlement Date the Holder will receive a cash payment equal to the Call Settlement Amount.

7. Role of Security Calculation Agents

UBS Securities LLC, as Security Calculation Agent, will, in its sole discretion, make all determinations with respect to any reduction of the minimum redemption amount of 50,000 Securities or with respect to whether a Stop Loss Termination Event has occurred and will calculate (i) the intraday indicative value for purposes of calculating any Stop Loss Redemption Value, (ii) the Stop Loss Redemption Value, if any, that the Company will pay to Holders upon the occurrence of a Stop Loss Termination Event, (iii) whether any day is a Trading Day or Exchange Business Day, (iv) any amounts due upon default, (v) the Closing Indicative Value for purposes of calculating the Redemption Amount, Call Settlement Amount, Stop Loss Redemption Value, or any

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such other amounts payable at maturity or upon call, acceleration or early redemption, and (vi) the Redemption Amount, Call Settlement Amount, Stop Loss Redemption Value or Cash Settlement Amount or any such other amounts payable at maturity or upon call, acceleration or early redemption.

Janus Index will determine, in its sole discretion, (i) the Closing Indicative Value (other than as described above), (ii) the intraday indicative value of the Securities (other than in the case of a Market Disruption Event), (iii) whether any day is a Business Day or Index Business Day and (iv) whether the Securities shall be split or reverse-split and any adjustments to be made as a result of any such split or reverse split.

The Security Calculation Agents will jointly be responsible for (i) determining whether a Market Disruption Event has occurred and, if so, the applicable Closing Indicative Value, (ii) determining whether the Index has been discontinued or whether there has been a material change in the Index and, if so, whether to replace such Index, (iii) all other matters or calculations to be made by the Security Calculation Agents not specifically described above.

All determinations made by the Security Calculation Agents will be at the sole discretion of the Security Calculation Agents and will, in the absence of manifest error, be conclusive for all purposes and binding on the Holders and the Company. The Company may appoint one or more different Security Calculation Agents from time to time without the consent of the Holders and without notifying the Holders.

The Security Calculation Agents will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon call, early redemption or acceleration on or prior to 4:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date or any Redemption Date, Stop Loss Redemption Date or Call Settlement Date, as applicable.

8. Tax Characterization

By its purchase of this Security, the Holder, on behalf of itself and any other Person having a beneficial interest in this Security, hereby agrees with the Company (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat this Security for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index.

9. Payment

Payment of any amount payable on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the applicable Redemption Valuation Date, or Final Valuation Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York, provided, however, that payment on the Maturity Date, Call Settlement Date, Stop Loss Redemption Date or any Redemption Date shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

All dollar amounts related to the determination of the Closing Indicative Value, the Daily Investor Fee, the Redemption Amount and Redemption Fee Amount per Security, and the Call Settlement Amount or Stop Loss Redemption Amount, if any, per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate principal amount of Securities per Holder will be rounded to the nearest cent, with one-half cent rounded upward.

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10. Split or Reverse Split of the Securities

Subject to the limitation described below, Janus Index, as Security Calculation Agent, may direct the Company, at any time in its sole discretion, to initiate a split or reverse split of the Securities. The record date for any split or reverse split, as applicable, shall be the fifteenth calendar day after the day on which the Company announces, by means of a press release specifying the date of the split or reverse split, as applicable, that Janus Index is exercising its right to initiate a split or reverse split, as applicable, provided that if such calendar day is not a Business Day, the record date for such split or reverse split will be the first Business Day following such calendar day. The effective date will be the next Business Day after the record date. The Securities shall not be split or reverse split more than four times per calendar year in the aggregate per Security.

If the Securities are split, Janus Index, as Security Calculation Agent, will adjust the Closing Indicative Value of the Securities accordingly. For example, if the Securities undergo a 4:1 split, each Holder of a Security on the relevant record date will, after the split, hold four Securities, and adjustments will be made as described below. The Closing Indicative Value on such record date would be divided by four to reflect the 4:1 split of the Securities. Any adjustment of the Closing Indicative Value will be rounded to eight decimal places. The split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If, prior to the effectiveness of the split, a Stop Loss Termination Event occurs, the split will not occur. A split will not trigger a Stop Loss Termination Event.

In the case of a reverse split, the Closing Indicative Value of the Securities will be adjusted accordingly and the Company may address odd numbers of Securities in a manner determined by it in its sole discretion. For example, if the Securities undergo a 1:4 reverse split, each Holder who holds four Securities on the relevant record date will, after the reverse split, hold only one Security and the Closing Indicative Value of the Securities on such record date would be multiplied by four to reflect the 1:4 reverse split of the Securities. Any adjustment of the Closing Indicative Value will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If, prior to the effectiveness of the reverse split, a Stop Loss Termination Event occurs, the reverse split will not occur.

In the case of a reverse split, Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other Holders for the maximum number of Securities they hold which is evenly divisible by such reverse split divisor, and the Company will have the right to compensate Holders for their remaining or “partial” Securities in a manner determined by it in its sole discretion.

11. Reverse of this Security

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

12. Certificate of Authentication

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

UBS AG

By:

By:

This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated:

U.S. BANK TRUST NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under the Indenture, dated as of June 12, 2015 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $● (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. In addition, the Company may condition its acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities of this series on its agreeing to purchase certain exchange traded notes issued by the Company or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities. References herein to “this series” mean the series designated on the face hereof.

Payments under the Securities will be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge (“Taxes”) imposed upon or as a result of such payments by Switzerland or any jurisdiction in which a branch of the Company through which the Securities are issued is located (or any political subdivision or taxing authority thereof or therein) (a “Relevant Jurisdiction”), unless required by law. To the extent any such Taxes are so levied or imposed, the Company will, subject to the exceptions and limitations set forth in Section 1007 of the Indenture, pay such additional amounts (“Additional Amounts”) to the Holder of any Security who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of such Security and any other amounts payable on such Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Security to be then due and payable. In addition, payments under the Securities will be made without withholding or deduction for or on account of any present or future Taxes imposed by any jurisdiction which is not a Relevant Jurisdiction (an “Other Jurisdiction”), unless required by the law of such Other Jurisdiction, as determined by the Company or the applicable withholding agent in its sole discretion, and no Additional Amounts will be paid on account of such withholding or deduction imposed by such Other Jurisdiction.

In addition to its ability to redeem this Security pursuant to the foregoing, if at any time as a result of any change in or amendment to the laws or regulations of a Relevant Jurisdiction affecting taxation, or a change in any application or interpretation of such laws or regulations (including the decision of any court or tribunal) either generally or in relation to any particular Securities, which change, amendment, application or interpretation becomes effective on or after the Initial Trade Date in making any payment of, or in respect of, the principal amount of the Securities, the Company would be required to pay any Additional Amounts with respect thereto, then the Securities will be redeemable upon not less than ten nor more than sixty days’ notice by mail, at any time thereafter, in whole but not in part, at the election of the Company as provided in the Indenture at a redemption price determined by UBS Securities LLC, as Security Calculation Agent, in a manner reasonably calculated to preserve the relative economic position of the Company and the Holders of Outstanding Securities.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture

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(considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default (as defined in the Indenture) with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Security as herein provided.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Stated Principal Amount, will be issued to the designated transferee or transferees.

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This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in denominations of any multiple of $25.00. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.